PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

         This Agreement, dated as of May 10, 1999, is by and between Sun National Bank, a national bank organized under the laws of the United States of America and having its principal place of business in Vineland, New Jersey ("Buyer"), and First Union National Bank, a national banking association having its principal place of business in Charlotte, North Carolina ("Seller").

I.       DEFINITIONS

     1.1 Certain Defined Terms.
         ---------------------

                  Some of the capitalized terms appearing in this Agreement are defined below. The definition of a term expressed in the singular also applies to that term as used in the plural and vice versa.

                  "Adjustment Amount" means the sum of (i) $200,000, which amount relates to certain employee related expenses of Buyer, and (ii) an amount to be mutually agreed upon by Buyer and Seller on or prior to the Closing Date and set forth on Schedule 1.2, which amount shall be in full satisfaction of Seller's agreement to pay Buyer the operating expenses of the Medford Branch for one year.

                  "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person, except in those cases where the controlling Person exercises control solely in a fiduciary capacity.

                  "Amount of Premium" has the meaning set forth in Section 3.1 of this Agreement.

                  "Assets" has the meaning set forth in Section 2.1 of this Agreement.

                  "ATM" means automatic teller machine.

                  "Benefit Plan" means any pension, profit-sharing, or other employee benefit, fringe benefit, severance or welfare plan maintained by or with respect to which contributions are made by, Seller or any of its Affiliates with respect to Seller's employees.

                  "Branches"  means  those  branch  offices of Seller  listed on
Schedule 1.1 to this Agreement.

                  "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which Seller is open for business.

                  "Cash Reserve Lines of Credit" means those consumer lines of credit made available to customers of the Branches in accordance with Seller's customary policies and procedures as a protection against overdrafts on the Deposit Accounts.

                  "Cash Reserve Loans" means those loans outstanding on the Closing Date pursuant to Cash Reserve Lines of Credit.

                  "Closing" means the purchase of the Assets by Buyer and the assumption of the Liabilities by Buyer on the Closing Date.

                  "Closing Date" has the meaning set forth in Section 9.1 of this Agreement.

                  "Deposit Accounts" means the deposit accounts at the Branches, the balances of which are included in the Deposits or would be so included if the Deposit Account had a positive balance.

                  "Deposits" means all deposits (as defined in 12 U.S.C. Section 1813(l)) which are booked at the Branches on the Closing Date, including in each case accrued but unpaid interest and both collected and uncollected funds, but excluding (i) deposits held in accounts for which Seller acts as fiduciary (other than deposits held by Retirement Plans), (ii) deposits constituting official checks, travelers checks, money orders or certified checks, (iii) purchased deposits, or (iv) deposits held in CAP Accounts.

                  "Equipment Leases" means those operating and financial leases and conditional sales contracts covering Fixed Assets which Seller may assign to Buyer without restriction or with the lessor's written consent.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any entity that is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended.

                  "Federal Funds Rate" means, for any day, the rate per annum (expressed on a basis of calculation of actual days in a year) equal to the "near closing bid" federal funds rate published in The Wall Street Journal on the Business Day following the Closing Date.

                  "Fixed Assets" means all fixtures (including signage poles), leasehold improvements, furnishings (excluding artwork owned by Seller), vaults, safe deposit boxes, equipment (including, for example, all ATM's, but excluding any computer or telecommunications equipment), supplies (other than forms and other supplies which bear Seller's name or logo), and other personal property, which are owned or (to the extent of Seller's interest as lessee) leased by Seller, which are located at the Branches on the Closing Date.

                  "Full Service Banking Facility" means a brick and mortar, full service branch banking facility (it being understood and agreed that a Full Service Banking Facility shall not include, among other things, (i) any facility that is not intended to service the general public, or (ii) any ATM).

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government having authority in the United States, whether federal, state or local.

                  "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated, under any applicable state or federal law relating to the protection, preservation or restoration of the environment, including, but not limited to, the following federal environmental laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act, the Water Pollution Control Act of 1972, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act of 1976, the Solid Waste Disposal Act, the Toxic Substances Control Act and the Insecticide, Fungicide and Rodenticide Act, each as amended.

                  "Leased Branches" means all premises of the Branches which are leased under the Real Property Leases.

                  "Liabilities" has the meaning set forth in Section 2.2 of this Agreement.

                  "Mediator" means the firm of KPMG LLP or if such firm declines to perform the functions of the Mediator specified in this Agreement, then another firm of certified public accountants mutually agreeable to Seller and Buyer.

                  "Overdrafts" means those overdrafts of the book balance of any Deposit Accounts which are not subject to Cash Reserve Lines of Credit, excluding Overdrafts that remain uncollected as of 30 days following the Closing Date.

                  "Person" means an association, a corporation, an individual, a
partnership,  a  trust  or  any  other  entity  or  organization,   including  a
Governmental Entity.

                  "Real Property" means the land (including the improvements thereon) owned by Seller on which any Branches are located and such real property appurtenant thereto, as set forth on Schedule 4.4(a).

                  "Real Property Leases" means the lease agreements pursuant to which any Branches are leased by Seller, as set forth on Schedule 4.3.

                  "Retirement Plans" means those non-discretionary individual retirement accounts and qualified retirement plan accounts relating to the Deposits for which Seller acts as custodian or trustee.

                  "Systems Conversion Date" means the date on which Seller's operational systems relating to the Branches are converted to Buyer's operational systems, which date shall be either (i) the date immediately following the Closing Date if the Buyer obtains written regulatory approval for consummation of the transactions contemplated by this Agreement on or prior to August 6, 1999 or (ii) the date mutually agreed to by Seller and Buyer after January 1, 2000 but no later than April 30, 2000 if the Buyer obtains written regulatory approval for consummation of the transactions contemplated by this Agreement after August 6, 1999. In the event that the Systems Conversion Date is not on the date immediately following the Closing Date, then Seller and Buyer shall enter into a mutually satisfactory services agreement, pursuant to which Seller shall perform certain banking services on behalf of Buyer until the Systems Conversion Date.

                  "Training Expenses" means the overtime and out-of-pocket expenses (meals and mileage) incurred by Seller as a result of Buyer's training schedule prior to Closing.

                  "Welfare Benefit Plans" means those Benefit Plans which are "welfare benefit plans" as defined by ERISA.

                  "Working Agreement" has the meaning set forth in Section 2.7 of this Agreement and the terms of the Working Agreement shall be incorporated into this Agreement.

II.      PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES

         2.1      Purchase of Assets.
                  ------------------

          Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer possession of and all right, title and interest of Seller in and to the following assets to Buyer (collectively, the "Assets") and Buyer agrees to purchase the same from Seller, as of the close of business on the Closing Date:

               (a)  the Real Property;

               (b)  the Fixed Assets;

               (c) cash on hand in the Branches, including vault cash, drawer cash and ATM cash ("Branch Cash");

               (d)  the Cash Reserve Loans;

               (e)  the Overdrafts; and

               (f) Seller's rights under the Cash Reserve Lines of Credit and any safe deposit box rental agreements relating to safe deposit boxes located at the Branches, including any prepaid rental income under such safe deposit box rental agreements.

         2.2      Assumption of Liabilities.
                  -------------------------

                  Buyer agrees to assume, pay, perform and discharge the following liabilities of Seller (the "Liabilities") as of the close of business on the Closing Date:

               (a) the Deposits and all terms and agreements relating to the Deposit Accounts;

               (b) Seller's duties and responsibilities relating to the Deposits with respect to: (i) the abandoned property laws of any state, (ii) any legal process which is served on Seller on or before the Closing Date with respect to claims against or for the Deposits other than claims arising out of or relating to Seller's conduct with respect to the Deposits; or (iii) any other applicable law;

               (c) Seller's duties and responsibilities with respect to the Real Property Leases and the Equipment Leases;

               (d) Seller's duties and responsibilities with respect to the Cash Reserve Lines of Credit;

               (e) Seller's duties and responsibilities with respect to the safe deposit boxes located at the Branches; and

               (f) Seller's duties and responsibilities with respect to the Retirement Plans.

                  Buyer shall not assume any other liabilities of Seller which relate to or arise out of the operation of the Branches before the Closing Date.

         2.3      Transfer of Records.
                  -------------------

               (a) At the Closing, Seller also shall transfer to Buyer possession and all right, title and interest of Seller in and to all books and records relating to the Assets and the Liabilities which are maintained at the Branches.

               (b) All books and records relating to the Assets and the Liabilities held by either Seller or Buyer after the Closing Date shall be maintained in accordance with (and for the period provided in) that party's standard recordkeeping policies and procedures. Throughout such period, the party holding such books and records shall comply with the reasonable request of the other party to provide copies of specified documents, at the expense of the requesting party. The requesting party shall give reasonable notice of any such request.

         2.4      Tax Matters.
                  -----------

               (a) Notwithstanding Section 2.5, Buyer shall pay to Seller or the relevant taxing jurisdiction (as appropriate under the circumstances), or reimburse Seller if Seller shall have paid, any sales and use taxes and any interest and penalties thereon which are payable or arise as a result of this Agreement or the consummation of any of the transactions contemplated by this Agreement, excluding any taxes as a result of the sale and transfer of the Real Property. Seller shall be responsible for the payment of any taxes or levies that may arise under the New Jersey Bulk Sales Act with respect to the sale or transfer of the Branches; provided, however, Buyer hereby agrees to prepare and file any forms or documents required to be filed by Buyer with respect to the payment of any such taxes or levies by Seller, or, if applicable, assist Seller in the preparation and filing of any such forms or documents to be filed by Seller.

               (b) Notwithstanding Section 2.5, Seller shall pay all taxes or fees associated with the sale or transfer of the Real Property, or reimburse Buyer if Buyer shall have paid any such real property transfer, recording and similar documentary taxes arising out of the sale or transfer of the Real Property, the Leased Branches, the Real Property Leases and the Fixed Assets.

         2.5      Proration of Certain Items.
                  --------------------------

                  Except as set forth in Section 2.4 of this Agreement, all rental income or expenses associated with the operation of the Branches, real estate taxes, personal property taxes (tangible or intangible), and utility, water and sewer charges and assessments shall be prorated between Buyer and Seller as of the close of business on the Closing Date. In addition, any quarterly assessments actually paid to the Bank Insurance Fund or the Savings Association Insurance Fund prior to the Closing Date for the quarterly assessment period containing the Closing Date with respect to the Deposits, shall be prorated between Buyer and Seller as of the close of business on the Closing Date based upon the daily assessment rate in effect as of such assessment quarter with respect to Seller, the Deposits subject to assessment that actually transfer as of the Closing Date and the number of calendar days remaining until the end of such assessment quarter.

         2.6      Back Office Conversion.
                  ----------------------

                  Seller and Buyer shall cooperate with each other and shall use their reasonable best efforts (consistent with their internal day-to-day operations) in order to cause the timely transfer of information concerning the Assets and the Liabilities which is maintained on Seller's data processing systems so that Buyer can incorporate such information into Buyer's data processing systems no later than the opening of business on the Systems Conversion Date.

         2.7      Processing of Certain Items After the Systems Conversion Date.
                  -------------------------------------------------------------

                  A draft of the written practices and procedures under which Buyer and Seller shall handle all items (including, for example, automated clearing house and electronic funds transfer items) relating to the Assets and the Liabilities, which are presented or returned following the Systems Conversion Date, and any claims relating to such items are attached to this Agreement as Exhibit A, including certain other matters relating to consummation of the transactions contemplated hereby (the "Working Agreement"). As promptly as practicable following the execution of this Agreement, the parties agree to finalize the Working Agreement.

         2.8      Information Returns.
                  -------------------

                  Buyer shall file all required information returns with the Internal Revenue Service with respect to interest paid on the Deposits after the Systems Conversion Date, interest received on the Cash Reserve Loans after the Systems Conversion Date, and any other information returns required with respect to the Assets and the Liabilities for the periods beginning after the Systems Conversion Date. Seller will file all required information returns with the Internal Revenue Service and any information returns required by state or local tax authorities with respect to interest paid on the Deposits on or before the Systems Conversion Date, interest received on the Cash Reserve Loans on or before the Systems Conversion Date, and any other information returns required with respect to the Assets and the Liabilities for periods ending on or before the Systems Conversion Date.

III. CONSIDERATION

         3.1      Calculation.
                  -----------

                  In consideration of Buyer's purchase of the Assets and its assumption of the Liabilities, Seller agrees to pay to Buyer in immediately available funds on the day immediately following the Closing Date an amount equal to the Deposits, plus accrued interest thereon, plus the Adjustment Amount, less the sum of the following, in each case calculated as of the close of business on the Closing Date:

               (a) the net book  value of the  Fixed  Assets  as of the  Closing
          Date;

               (b) the net book  value of the Real  Property  as of the  Closing
          Date;

               (c) the principal amount of the Cash Reserve Loans, plus accrued interest thereon;

               (d) the amount of Branch Cash;

               (e) the principal amount of the Overdrafts;

               (f) the net amount (which may be a negative amount) of taxes payable by Buyer and Seller under Section 2.4 (i.e., the amount payable by Buyer less the amount payable by Seller);

               (g) the net amount (which may be a negative amount) of any adjustments under Section 2.5 (i.e., the amount payable by Buyer less the amount payable by Seller);

               (h) an amount equal to ten percent of the average monthly Deposit average for the three calendar months preceding the month during which the Closing Date occurs for each of the Branches (except, however, for the Holland Branch, such premium amount shall be calculated based upon eight percent rather than ten percent)(the "Amount of Premium"); provided, however, that for purposes of this subparagraph, Deposits shall exclude (i) retail certificates of deposit of $100,000 or more with maturities of one year or less as of the Closing Date, (ii) certificates of deposit of $100,000 or more with maturities of one year or less held by local, county, municipal, state, federal or governmental authorities or agencies, and (iii) brokered or purchased deposits; and

               (i) the Training Expenses.

         3.2      Settlement.
                  ----------

               (a) Not later than the calendar day immediately following the Closing Date, Seller shall deliver to Buyer the Closing Statement prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit B to this Agreement, which shall be completed as of the close of business on the Closing Date and be the basis of the payment to be made to Buyer's account on the date immediately following the Closing Date (the "Settlement Payment").

               (b) The parties shall cooperate in the preparation of the Adjusted Closing Statement within 30 days after the Closing Date which shall be prepared in accordance with Seller's customary practices and procedures used in preparing financial statements, substantially in the form of Exhibit C to this Agreement, which shall be completed as of the close of business on the Closing Date. On the Business Day after Buyer and Seller agree to the Adjusted Closing Statement, or Buyer and Seller receive notice of any determination of the Adjusted Closing Statement under subsection (c) (the "Adjusted Settlement Date"), Seller shall pay to Buyer (or Buyer shall pay to Seller, as the case may be) an amount (the "Adjustment Payment") equal to the amount due stated on the Adjusted Closing Statement, plus interest from the day after the Closing Date until the calendar day before the Adjustment Payment is made at a rate per annum (calculated daily based on a 360-day year) equal to the Federal Funds Rate.

               (c) If the parties are unable to agree on the Adjusted Closing Statement within 30 days after the Closing Date, either party may submit the matter to the Mediator, which shall determine all disputed portions of the Adjusted Closing Statement in accordance with the terms and conditions of this Agreement within 30 days after the submission. The parties shall each pay half of the fees and expenses of the Mediator, except that the Mediator may assess the full amount of its fees and expenses against either party if it determines that party negotiated the Adjusted Closing Statement in bad faith. The
          Adjusted Closing Statement, as agreed upon by the parties and/or determined under this subsection, shall be final and binding upon the parties.

               (d) The Settlement Payment and the Adjustment Payment shall each be made by wire transfer of immediately available funds to the account of the party receiving the payment, which account shall be identified by the party receiving the funds to the other party not less than two Business Days prior to such payment.

IV.      SELLER'S REPRESENTATIONS AND WARRANTIES

     Seller makes the following representations and warranties to Buyer.

         4.1      Power and Authority.
                  -------------------

                  (a) Seller has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Seller. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

                  (b) The performance of this Agreement by Seller will not violate any provision of the Articles of Association or Bylaws of Seller, or any applicable law, rule, regulation, or order or any contract or instrument by which Seller is bound, except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, business or operations of the Branches, taken as a whole, or the consummation of the transactions contemplated by this Agreement (a "Seller Material Adverse Effect").

         4.2      Litigation and Regulatory Proceedings.
                  -------------------------------------

                  There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Seller's knowledge) threatened against Seller or any of the Assets or the Liabilities, which alone, or taken in the aggregate, reasonably would be expected to have a Seller Material Adverse Effect. No governmental agency has notified Seller that it would oppose or not approve or consent to the transactions contemplated by this Agreement and Seller knows of no reason for any such opposition, disapproval or nonconsent, including, but not limited to, Seller's compliance with banking regulatory policies in Year 2000 preparedness.

         4.3      Consents and Approvals.
                  ---------------------

                  Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Seller's consummation of the transactions contemplated by this Agreement, other than any required lessor consents to the assignment of the Real Property Leases, as set forth on Schedule

4.3, and the Equipment Leases, and as may be required as a result of any facts or circumstances relating solely to Buyer.

         4.4      Real Property.
                  -------------

                    (a)  Schedule  4.4(a)  contains  a  list  of  all  the  Real
               Property.

                    (b) Seller  will  execute and deliver to Buyer a Bargain and
               Sale Deed without covenants conveying fee simple title and interest in the Real Property ("Title"), which Title shall be insurable at regular rates by a title insurance company licensed to do business in the State of New Jersey. Such Title shall be free and clear of all encumbrances, except for easements and restrictions of record or visible from the ground, applicable zoning laws, building restrictions and all other laws of duly constituted public authorities, grants of public rights of way, standard exceptions in the title insurance policy, the rights of landlords under any ground leases relating to the Real Property, the rights of any tenants, and liens for taxes and assessments not delinquent. Seller shall maintain in effect from the date of this Agreement until the Closing Date, all property, liability, fire and casualty insurance in effect as of the date hereof with regard to the Branches, including the structures, leasehold improvements and Fixed Assets relating to the Branches.

                    (c) To the knowledge of Seller,  Seller has not received any written notice of violation, citations, summonses, subpoenas, compliance orders, directives, suits, other legal process, or other written notice of potential liability under applicable environmental, zoning, building, fire and other applicable laws and regulations relating to the Branches.

                    (d) To the  knowledge  of  Seller,  Seller has  received  no written notice of a condemnation proceeding relating to the Branches or the Real Property.

         4.5      Fixed Assets.
                  ------------

     Seller has good and marketable title to the Fixed Assets, free and clear of all encumbrances, claims, charges, security interests, or liens, if any, which do not materially detract from the value of or interfere with the use of the Fixed Assets.

         4.6      Ownership of Cash Reserve Loans.
                  -------------------------------

     Seller has full power and authority to hold each Cash Reserve Loan, and has good title to the Cash Reserve Loans free and clear of all liens and encumbrances. Seller is authorized to sell and assign the Cash Reserve Loans to Buyer and, upon such assignment, Buyer will have the rights of Seller with respect to the Cash Reserve Loans in accordance with the terms and conditions thereof.

         4.7      Validity of and Compliance with Real Property Leases.
                  ----------------------------------------------------

                  The Real Property Leases are valid and existing leases under which Seller, as lessee, is entitled to possession of the leased premises. To Seller's knowledge, no event has occurred and is continuing, which constitutes a default under any of the Real Property Leases. Subject to Seller obtaining any necessary landlord consents, the assignment of such leases will transfer to Buyer all of Seller's rights under the Real Property Leases.

         4.8      Compliance with Certain Laws.
                  ----------------------------

                  The Deposit Accounts and the Cash Reserve Lines of Credit were opened, extended or made, and have been maintained, in accordance with all applicable federal and state laws, regulations, rules and orders, and the Branches have been operated in compliance with Seller's policies and procedures and all applicable federal and state laws, regulations, rules and orders, except for such instances of noncompliance which do not have, and are not reasonably likely to have, a Seller Material Adverse Effect.

         4.9      FDIC Insurance.
                  --------------

                  The Deposits are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund to the extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Seller.

         4.10     Absence of Employment Agreements.
                  --------------------------------

                  There are no employment agreements, contracts, or similar type agreements between Seller and any of Seller's employees who are employed at the Branches, and there are no labor disputes between Seller and any such employees.

V.       BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer makes the following representations and warranties to Seller.

         5.1      Power and Authority.
                  -------------------

                  (a) Buyer has the corporate power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action by Buyer. Upon execution and delivery by both parties, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms subject to conservatorship, receivership, and a court's right under general principles of equity to refuse to direct specific performance.

                  (b) The performance of this Agreement by Buyer will not violate any provision of the Articles of Association, Bylaws or similar governing documents of Buyer, or any applicable law, rule, regulation, or order or any contract or instrument by which Buyer is bound except for such violations which alone, or taken in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect").

         5.2      Litigation and Regulatory Proceedings.
                  -------------------------------------

                  There are no actions, complaints, petitions, suits or other proceedings, or any decree, injunction, judgment, order or ruling, entered, promulgated or pending or (to Buyer's knowledge) threatened against Buyer or any of its properties or assets which alone, or taken in the aggregate, reasonably would be expected to have a Buyer Material Adverse Effect. No governmental agency has notified Buyer that it would oppose or not approve or consent to the transactions contemplated by this Agreement, and Buyer knows of no reason for any such opposition, disapproval or nonconsent, including, but not limited to, Buyer's compliance with banking regulatory policies in Year 2000 preparedness.

         5.3      Consents and Approvals.
                  ----------------------

                  Except for required regulatory approvals, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with Buyer's consummation of the transactions contemplated by this

Agreement other than what may be required as a result of any facts or circumstances relating solely to Seller.

VI.      ADDITIONAL AGREEMENTS OF SELLER

         6.1      Access to Seller's Premises, Records and Personnel.
                  --------------------------------------------------

                  (a) Upon execution of this Agreement, Seller shall give Buyer and its representatives such access to the Branches as Buyer may reasonably request, provided that Buyer does not unreasonably interfere with the Branches' business operations. Seller shall not be required to provide access to or to disclose information where such access or disclosure might violate or prejudice the rights of any customer or employee or would be contrary to law, rule, regulation or any legal or regulatory order or process or any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

                  (b) Anything contained in this Agreement to the contrary notwithstanding, Seller shall not be required to disclose, or to cause the disclosure to Buyer or its representatives (or provide access to any offices, properties, books or records of Seller, that could result in the disclosure to such Persons or others), of any tax returns and/or any work papers relating thereto or any other confidential information relating to income or franchise taxes or other taxes of Seller, or trade secrets, patent or trademark applications, or product research and development belonging to or performed by or for Seller, nor shall Seller be required to permit or to cause others to permit Buyer or its representatives to copy or remove from the offices or properties of Seller any documents, drawings or other materials that might reveal any such confidential information; provided, however, Buyer shall have access to tax returns to the extent that liability for the taxes at issue could be imposed on Buyer.

                  (c) At Buyer's request, Seller shall authorize and permit certain of its officers and members of management to engage in discussions with Buyer for the purposes of discussing the Branches' business and negotiating and concluding management employment contracts, employee benefit plans, and new incentive plans and Buyer shall maintain the confidentiality of any information furnished by such officers or members of management of Seller pursuant to such discussions with Buyer.

         6.2      Matters Relating to Branch Closing.
                  ----------------------------------

                  In the event that Buyer intends to close any of the Branches on the Closing Date or before ninety (90) days thereafter, Buyer and Seller agree to the following:

                  (a) Subject to subsection (b), Seller and Buyer shall prepare Branch closing notices to Seller's customers, to be mailed by Seller at Buyer's request and expense, at such time as shall be mutually agreed upon between Buyer and Seller. Seller and Buyer also shall prepare another notice to Seller's customers, to be mailed by Seller at Buyer's request and expense, of Buyer's impending acquisition of the Branches within ten Business Days following Seller's receipt of notice that Buyer has obtained any and all required regulatory approvals for the transactions contemplated by this Agreement or such earlier date as Seller and Buyer may mutually agree upon. After Seller mails this notice, Buyer shall be permitted to provide to Seller material to be sent, at Buyer's expense, to the depositors, borrowers and other customers of the Branches concerning the proposed acquisition and Buyer's products. Each party's communication shall be subject to the approval of the other party, which approval shall not be unreasonably withheld.

                  (b) Unless Buyer shall certify in writing at the time that (x) Buyer is not aware of the occurrence of any event or condition, which, if not corrected, would be reasonably expected to result in the failure of any condition to Closing under Sections 9.3 or 9.4; (y) Buyer has no reason to believe that any regulatory approval required under Section 9.3(a) will not be forthcoming, and (z) no challenge has been threatened or filed and is pending with respect to any such regulatory approval:

                            (i) Buyer shall not take any action with  respect to
                  any of the Branches which would require that notices be posted or provided to customers or regulators, as required by 12 U.S.C. Section 1831r-1, on or prior to the Closing Date; and

                           (ii) Seller shall not be required to  participate  in
                  the closing of any Branch or in any notice to customers relating to such a closing.

         6.3      Regulatory Approvals.
                  --------------------

                  Seller agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned. Seller also agrees to cooperate with Buyer in obtaining any regulatory approval which Buyer must obtain before the Closing. Seller shall notify Buyer promptly of any significant development with respect to any application it files under this Section. Seller also shall provide Buyer with a copy of any regulatory approval it receives under this Section, promptly after Seller's receipt of the same.

         6.4      Conduct of Business.
                  -------------------

                  Except as provided in this Agreement or as may otherwise be agreed upon by Buyer, Seller will continue to carry on the business at the Branches until the Closing in the ordinary course of business, consistent with prudent business practices. Seller shall not terminate the operation of any Branch, unless those operations cease due to events beyond Seller's control. Seller will notify Buyer of any event of which Seller obtains knowledge which would make any of Seller's representations under Article IV of this Agreement false in any material respect.

         6.5      Covenant of Seller not to Compete.
                  ---------------------------------

                  Seller hereby agrees not to purchase or open a de novo Full Service Banking Facility within the counties of Cape May and Cumberland in New Jersey, excluding the city of Ocean City, New Jersey, and within an area extending three (3) miles in all directions from the location of the Holland, Hopewell and Medford Branches for a period of three (3) years from the Closing Date; provided, however, that Seller, or any of its Affiliates, shall be expressly permitted to acquire a financial institution notwithstanding the fact that the financial institution to be acquired has a Full Service Banking Facility or any other facility in such location.

         6.6      Covenant of Seller not to Solicit.
                  ---------------------------------

                  Seller hereby agrees that from the date of this Agreement and for a period of three (3) years after the Closing Date, Seller shall not specifically target and solicit the deposit business of the customers of the Branches whose Deposits are being purchased by Buyer hereunder; provided, however, that nothing in this Section shall (i) restrict general mass mailings,
telemarketing  calls,  statement  stuffers,   advertisements  or  other
similar communications whether in print, on radio, television or the Internet, or by other means that are directed to the general public or to a group of customers who may include customers of the Branches, provided that such group is defined by criteria other than solely as customers of the Branches, or (ii) otherwise prevent Seller from taking such actions as may be required to comply with any applicable federal or state laws, rules or regulations or from servicing or communicating with the then-current customers of Seller or its Affiliates.

         6.7      Assignment of Real Property Leases.
                  ----------------------------------

                  Seller shall use its reasonable best efforts to cause the landlord to furnish Buyer with a statement of the balance of any security deposits held under such Real Property Leases related to the Sea Isle City and Medford Branches as of the Closing Date, giving effect to all deductions that are deemed necessary by the landlord following an inspection of the Leased Branches as of the Closing Date.

         6.8      Prior Real Property Data.
                  ------------------------

                  Within thirty (30) days of the date of this Agreement, Seller shall use its reasonable best efforts to furnish Buyer with copies of any prior environmental or title information and land survey information relating to the Real Property that is readily in Seller's possession.

         6.9      Employee Payroll.
                  ----------------

                  Seller shall not increase the wages of any of employees employed at the Branches, except for normal individual or general increases in regular compensation in the ordinary course of business consistent with past practice.

VII.  ADDITIONAL AGREEMENTS OF BUYER

         7.1      Regulatory Approvals.
                  --------------------

                  Buyer agrees to use its reasonable best efforts to obtain promptly any regulatory approval on which its consummation of the transactions contemplated by this Agreement is conditioned, and to the extent any such regulatory approval is reasonably expected to be conditioned on Buyer obtaining financing, or is conditioned on Buyer obtaining financing, Buyer hereby agrees that it shall obtain such financing in a timely manner so that such regulatory condition shall not impede or delay the consummation of the transactions contemplated hereby.

Buyer also agrees to cooperate with Seller in obtaining any regulatory approval which Seller must obtain before the Closing. Buyer shall notify Seller promptly of any significant development with respect to any application it files under this Section. Buyer also shall provide Seller with a copy of any regulatory approval it receives under this Section, promptly after Buyer's receipt of the same.

         7.2      Change of Name, Etc.
                  -------------------

                  Immediately after the Closing, Buyer will (a) change the name and logo on all documents and facilities relating to the Assets and the Liabilities to Buyer's name and logo, (b) notify all persons whose Cash Reserve Loans or Deposits are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the Federal Deposit Insurance Corporation and any other regulatory authorities required as a result of the consummation of such transactions. Buyer agrees not to use any forms or other documents bearing Seller's name or logo after the Closing without the prior written consent of Seller, and, if such consent is given, Buyer agrees that all such forms or other documents to which such consent relates will be stamped or otherwise marked in such a way that identifies Buyer as the party using the form or other document. As soon as practicable and, in any event, within seven calendar days after the Closing Date, Buyer will issue new checks reflecting its transit and routing number to customers of the Branches with check writing privileges. Buyer shall use its best efforts to encourage these customers to begin using such checks and cease using checks bearing Seller's name.

         7.3      Real Property.
                  -------------

                  (a) Except as expressly set forth herein, Buyer hereby acknowledges and agrees that: (i) Buyer is expressly purchasing the Real Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to any facts, circumstances, conditions and defects; (ii) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same; (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Real Property and of all risk of adverse conditions; and (iv) Buyer has or will have prior to the Closing undertaken all such physical inspections and examinations of the Real Property as Buyer deems necessary or appropriate as to the condition of the Real Property.

          Except as expressly set forth herein, Buyer acknowledges that Seller has made no representations or warranties and shall have no liability to Buyer (and Buyer hereby waives any right to recourse against Seller) with respect to the conditions of the soil, the existence or nonexistence of hazardous substances, any past use of the Real Property, the economic feasibility of the Real Property, or the Real Property's compliance or noncompliance with all laws, rules or regulations affecting the Real Property.

                  (b) Buyer may, at Buyer's option, within forty-five (45) days from the date of this Agreement, undertake such physical inspections and examinations of the Real Property and the Leased Real Property, and the legal title thereto, including such inspections of the buildings thereon, as Buyer deems necessary or appropriate. The cost of any such inspections and examinations shall be responsibility of Buyer. In the event Buyer conducts any such inspection and examination and as a result of such inspection and examination determines that a Phase II study is required, Buyer shall deliver to Seller a copy of the Phase I study and Seller shall have the option to either permit a Phase II study to be performed by a licensed and reputable environmental inspection company or to terminate the Agreement with respect to the subject Real Property.

                           (i) If Buyer  shall  discover a Material  Defect,  as
                  defined herein, as a result of Buyer's inspections and examinations, Buyer shall give Seller written notice as soon as possible describing the facts or conditions constituting such Material Defect and the measures which Buyer reasonably believes are necessary to correct such Material Defect. Seller shall promptly notify Buyer whether Seller elects to cure such Material Defect or terminate the Agreement with respect to such Branch, unless Buyer elects to waive such Material Defect. If Seller elects to cure, then Seller shall have thirty (30) days from the date of the receipt of Buyer's notice, or such later time, which shall not be later than the Closing Date, as shall be mutually agreeable to the parties, in which to cure such Material Defect to Buyer's reasonable satisfaction and Seller's reasonable cure shall be a condition to Buyer's obligation to purchase the Assets and assume the Liabilities with respect to such Branch under this Agreement. "Material Defect" shall mean the existence of (x) a lien or encumbrance on the legal title to the Real Property, except as previously disclosed in writing to Buyer by Seller, which materially detracts from the value of the Real Property, (y) any discharge, disposal, release, threatened release or emission of any Hazardous Material in the ground or the structure of the Branch or the existence of any underground storage tank for which the Buyer has been advised in writing by its legal counsel that Buyer could become responsible for the assessment, removal or remediation of such discharge, disposal, release, threatened release, emission, the existence of such tank or for other corrective action, (z) with respect to the buildings, material deficiencies in the plumbing, electrical, HVAC, drive thru air transport system, roof, walls, or foundations.

                           (ii) With  respect  to the Branch  buildings,  Seller
                  shall cure any Material Defect described in subsection 7.3(b)(i)(z) if the estimated cost of such cure is less than $12,500 per Branch. If the estimated cost of such cure exceeds $12,500 per Branch and Seller elects not to cure, then Buyer may terminate the Agreement with respect to such Branch, unless Buyer agrees to accept the obligations to cure in excess of $12,500 per Branch.

                           (iii) With regard to the Leased  Branches,  Buyer and
                  Seller understand that conducting the inspections and affecting the cure of a Material Defect, if any, may require the action or the consent of the lessor. In the event that the lessor elects not to undertake such action or give such consent relating to the cure of a Material Defect, then Buyer may terminate the Agreement with respect to such Branch.

                           (iv) With regard to any Material  Defect in the title
                  to the Real Property associated with a Branch, if Seller cannot clear title by providing an indemnification to the title insurance company or using reasonable efforts and expending no more than $5,000, then Seller shall have the option of terminating the Agreement with respect to such Branch.

                  (c) No information or the contents of any environmental audits, nor the results of any investigation of the Real Property conducted pursuant to this section, including, but not limited to, the contents of the report issued in connection therewith, shall be disclosed by Buyer or its agents, consultants or employees to any third party without Seller's prior written approval, unless and until Buyer is legally compelled to make such disclosure under applicable laws or until Buyer completes its purchase of the Real Property pursuant to this Agreement. Notwithstanding the foregoing, Buyer may disclose such matters to its directors, executive officers, legal counsel and such employees who are reasonably required to receive such disclosure (such parties being referred to as "Buyer" for purposes of this section), the specific identities of whom shall be supplied to Seller prior to any permitted disclosure to such party by Buyer. If this Agreement is terminated for any reason, Buyer shall immediately deliver and/or return to Seller any and all documents, plans and other items furnished to Buyer pursuant to this section.

                  (d) Seller shall provide Buyer with a Certificate of Occupancy and/or a Fire Safety Certificate, as and if applicable, to be issued by the appropriate municipal or county authority as of the Closing Date. In the event repairs are required in order to qualify for such Certificate(s), Seller shall be responsible for the costs of such repairs, subject to the limitations set forth in Section 7.3(b)(ii) of this Agreement.

VIII. SELLER'S EMPLOYEES

         8.1      Transferred Employees.
                  ---------------------

                  (a) Buyer will offer to employ all of Seller's employees who are employed at the Branches on the Closing Date. From and after the Closing Date, Buyer shall provide the employees of Seller who are offered employment with Buyer, and who accept such employment with a salary or hourly wage comparable to that earned by them at the time of the Closing. (Such employees who become employees of Buyer after the Closing shall be referred to as "Transferred Employees.")

                  (b) Seller is responsible for the filing of Forms W-2 with the Internal Revenue Service and any required filing with state tax authorities, with respect to wages and benefits paid to each Transferred Employee for periods ending on or prior to the Closing Date.

         8.2      Employee Benefits.
                  -----------------

                  (a) (i) Following the Closing, Buyer shall not have any liability or obligation under any Benefit Plans or any other program or arrangement of Seller or an ERISA Affiliate thereof under which any current or former employee of Seller or any of its Affiliates has any right to any benefits;

                   (ii) Upon the Closing, the participation of Transferred Employees in the Benefit Plans shall cease in accordance with the terms of such plans; and

                   (iii) With respect to the Transferred Employees, Seller shall be responsible for any welfare benefits or claims which, by reason of events which take place on or prior to the Closing Date, become payable under the terms of any Welfare Benefit Plan. With respect to Transferred Employees, Buyer shall be responsible for any welfare benefits or claims which become payable by reason of events that take place after the Closing Date.

                  (b) (i) From and after the Closing Date, Buyer shall provide the Transferred Employees with the employee benefits, if any, provided to employees of Buyer and its Affiliates, subject to the terms of Buyer's benefit plans;

                   (ii) Buyer will grant for purposes of vacation benefits, severance pay and all welfare benefit plans (as defined in ERISA) past service credit to all Transferred Employees for periods of time credited to such Transferred Employees under the Welfare Benefit Plans. To the extent that any Transferred Employee has satisfied in whole or in part any annual deductible under a Welfare Benefit Plan, or has paid any out-of-pocket expenses pursuant to any Welfare Benefit Plan co-insurance provision, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under the benefit plans and programs provided to Transferred Employees by Buyer, and such plans and programs shall be applied without regard to any limitations relating to preexisting conditions or required physical examinations that would not otherwise apply under the respective Welfare Benefit Plans to the extent that such Transferred Employees are covered by the Welfare Benefit Plans on the Closing Date;

                  (iii) Buyer shall take whatever action is necessary, including amendment of its defined contribution pension plan, to grant to each Transferred Employee past service credit for all purposes (including any waiting period) under Buyer's defined contribution pension plan for all periods of service credited to each such Transferred Employee under the Seller's defined contribution pension plan. Within 45 days after the Closing Date, Seller shall provide to Buyer such information as Buyer reasonably requires to establish the service for the Transferred Employees credited under the Seller's defined contribution pension plan;

                  (iv) If applicable, Buyer agrees to permit and shall modify its existing defined 401-K plan to the extent necessary to permit a trustee-to-trustee transfer from Seller's 401(k) plan of the vested account balances of participants in that plan who become employees of Buyer. Seller will cause the vested account balances of participants in Seller's 401(k) plan who become employees of Buyer to be transferred to Buyer's 401(k) plan in a trustee-to-trustee transfer; and

                  (v) Seller shall pay the Transferred Employees any amounts due to such Transferred Employees as of the Closing Date for earned but unused paid time off.

         8.3      Training.
                  --------

                  Seller shall permit Buyer to train the Transferred Employees during the thirty (30) day period before Closing with regard to Buyer's operations, policies and procedures at Buyer's sole cost and expense. This training shall take place outside of business hours and may, at Seller's option, take place at the Branches.

IX.      CLOSING AND CONDITIONS TO CLOSING

         9.1      Time and Place of Closing.
                  -------------------------

                  The Closing shall be on a date mutually agreed upon by the parties (the "Closing Date") which shall be on a Thursday and shall be no more than 30 days after the last regulatory approval necessary for the Closing has been obtained (without regard to any statutory waiting periods following such approval). The Closing shall take place at Seller's offices located at First Union Corporation, 840 Morris Avenue, Union, New Jersey 07083, at 10:00 a.m. on the Closing Date, or at a time and place otherwise determined by mutual agreement of the parties.

         9.2      Exchange of Closing Documents.
                  -----------------------------

                  The parties shall exchange drafts of all documents to be delivered at the Closing (including a preliminary Closing Statement) at least five (5) Business Days prior to the Closing Date.

         9.3      Buyer's Conditions to Closing.
                  -----------------------------

                  Buyer's obligations to purchase the Assets and assume the Liabilities is contingent upon and subject to the fulfillment of the following conditions in all material respects:

                  (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

                  (b) each representation and warranty of Seller in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Seller to be performed or met by Seller on or before the Closing Date having been performed or met in all material respects;

                  (c) Seller's delivery to Buyer of the following documents in form and substance reasonably satisfactory to Buyer:

                      (i)      Titles conveying the Real Property;

                      (ii) bills of sale,  assignments and other  instruments of transfer sufficient to convey to Buyer all of Seller's right, title, and interest in and to the remaining Assets, and appropriate documentation with respect to the transfer of the trusteeships under the Retirement Plans;

                     (iii) a certificate  executed by an appropriate  officer of
                  Seller attesting, to the officer's best knowledge, to Seller's compliance with the conditions set forth in Section 9.3(b); and

                           (iv) estoppel certificates executed by the lessors of
                  the Leased Branches, to the extent Seller can obtain such certificates using its reasonable best efforts and without the payment of any unreasonable fees to such lessors; and

                  (d) Buyer's agreement to receive the Closing Statement and the Settlement Payment as provided in Section 3.2, in a form substantially similar to that furnished to Buyer pursuant to Section 9.2 of this Agreement.

         9.4      Seller's Conditions to Closing.
                  ------------------------------

                  Seller's obligation to sell the Assets and transfer the Liabilities to Buyer is contingent upon and subject to the fulfillment of the following conditions in all material respects:

                  (a) the parties obtaining all regulatory approvals which are required in order for them to proceed with the transactions contemplated by this Agreement and the expiration of any required waiting period without the commencement of adverse proceedings by any governmental authority with jurisdiction over the transactions contemplated by this Agreement;

                  (b) each representation and warranty of Buyer in this Agreement being true and correct in all material respects as of the Closing Date and all covenants and conditions of Buyer to be performed or met by Buyer on or before the Closing Date having been performed or met in all material respects;

                  (c) Buyer's delivery to Seller of the following documents in form and substance reasonably satisfactory to Seller:

                    (i) one or more  executed  assumptions  of the Real Property
               Leases;

                    (ii) one or more executed instruments assuming the remaining
               Liabilities, and appropriate documentation with respect to the transfer of the trusteeships under the Retirement Plans; and

                    (iii) a certificate  executed by an  appropriate  officer of
               Buyer attesting, to the officer's best knowledge, to Buyer's compliance with the conditions set forth in Section 9.4(b).

         9.5      Survival of Representations and Warranties.
                  ------------------------------------------

                  Unless provided otherwise in this Agreement, Buyer's and Seller's representations and warranties under this Agreement or contained in any certificate or instrument delivered by either party at the Closing shall survive for a period of one year following the Closing Date.

X.       TERMINATION

         10.1     Termination by Either Party.
                  ---------------------------

                  Either party may terminate this Agreement upon written notice to the other if:

                  (a) as a result of any material breach of any representation, warranty or covenant, the party terminating this Agreement has given the other party written notice of such breach and such breach is not cured within 30 days thereafter;

                  (b) the  Closing  does not occur  within two  hundred  seventy
         (270) days after the date of this Agreement; or

                  (c)      the other party so agrees in writing.

                  The termination of this Agreement under subsection (a) shall not absolve the breaching party from any liability to the other party arising out of its breach of this Agreement.

XI.      MISCELLANEOUS

         11.1     Continuing Cooperation.
                  ----------------------

                  (a) On and after the Closing Date, Seller agrees to execute, acknowledge and deliver such documents and instruments as Buyer may reasonably request to vest in Buyer the full legal and equitable title to the Assets and Liabilities.

                  (b) On and after the Closing Date, Buyer shall execute, acknowledge and deliver such documents and instruments as Seller may reasonably request to relieve and discharge Seller from its obligations with respect to the Liabilities.

                  (c) Seller and Buyer shall cooperate with each other in connection with any examination conducted by any tax authority subsequent to the Closing Date by promptly providing upon request information relating to the tax liability of any business operated by Seller or Buyer with respect to the Branches and promptly informing the other of the institution of, any material developments concerning, and the outcome of, the same.

                  (d) Except as provided in Section 7.2, no interest in or right to use First Union National Bank's logo or the name "First Union" or any other similar word, name, symbol or device in which Seller has any interest by itself or in combination with any other word, name, symbol or device, or any similar variation of any of the foregoing (collectively, the "Retained Names and Marks") is being transferred to Buyer pursuant to the transactions contemplated hereby. Unless permitted pursuant to Section 7.2, Buyer shall not after the Closing Date in any way knowingly use any materials or property, whether or not in existence on the Closing Date, that bear any Retained Name or Mark. Buyer agrees that Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Buyer of any Retained Name or Mark after the Closing Date, and Buyer agrees to indemnify and hold harmless Seller from any and all claims (and all expenses, including reasonable attorneys' fees and disbursements incurred in connection with any such claim) that may arise out of the use thereof by Buyer.

         11.2     Merger and Amendment.
                  --------------------

                  This Agreement sets out the complete agreement of the parties with respect to the matters discussed in this Agreement, and it supersedes all prior agreements between the parties, whether written or oral, which apply to these matters. No provision of this Agreement may be changed or waived except as expressly stated in a document executed by both parties.

         11.3     Dispute Resolution.
                  ------------------

                  (a) Neither Seller nor Buyer shall assert any claim arising out of or relating to this Agreement (except with respect to claims to be handled under the Working Agreement or submitted to the Mediator under Section 3.2(c)), unless:

                           (i) except for claims  arising under or in respect of
                  Sections 2.4, 2.5 or 11.1(d), the amount in dispute with respect to any claim exceeds $5,000.00;

                           (ii) except for claims arising in respect of Sections
                  2.4, 2.5 or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) which satisfy the preceding clause exceeds $50,000.00, in which case a claim may be asserted only to the extent that such threshold has been exceeded;

                           (iii) except for claims  arising under  Sections 2.4,
                  2.5, or 11.1(d), the aggregate amount of all claims by Buyer or Seller (as the case may be) shall not exceed the Amount of Premium; and

                           (iv) except for claims  arising  under  Sections 2.4,
                  2.5 or 11.1(d), the notification required by Section 11.3(b) (if any) is given on or before the first anniversary of the Closing Date.

                  (b) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations, as provided in this subsection (b). Either party may give the other party written notice of any dispute not resolved in the normal course of business. Executives of both parties at comparable levels at least one step above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved by these persons within 30 days of the disputing party's notice, or if the parties fail to meet within ten days, the dispute shall be referred to more senior executives of both parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute. All negotiations under this subsection
         (b) are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, applicable state rules of evidence, and common law. The procedures set forth above will be followed in advance of litigation of any dispute between the parties; nevertheless, either party may seek a preliminary injunction or other provisional judicial relief if in its judgment such an action is necessary to avoid irreparable damage or to preserve the status quo. Despite any such action, the parties will continue to participate in good faith in the procedures set forth in this subsection (b).

                  (c) Neither party shall have any liability for lost profits or punitive damages with respect to any claim arising out of or relating to this Agreement. The sole recourse and remedy of a party hereto for breach of this Agreement by the other party hereto shall be against such other party and its assets, and no officer, director, employee, stockholder or affiliate of any party shall be liable at law or in equity for the breach by such party of any of its obligations under this Agreement.

         11.4     Indemnification.
                  ---------------

                  After the Closing Date, and unless  otherwise  provided in the
Agreement:

                  (a) Buyer shall indemnify and hold Seller harmless from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branch after the Closing Date, and from any loss or damage resulting from any breach by Buyer of any representation, warranty or covenant of Buyer contained in this Agreement. If any claim or lawsuit is made or commenced as to which Seller proposes to demand such indemnification, it shall notify Buyer with reasonable promptness; provided, however, that any failure by Seller to notify Buyer shall not relieve Buyer from its obligations hereunder, except to the extent that Buyer is actually prejudiced by such failure to give notice. Buyer shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Seller and any counsel designated by Seller. Buyer shall be liable for any settlement of any claim or lawsuit against Seller made with Buyer's written consent, which consent shall not be unreasonably withheld.

                  (b) Seller shall indemnify and hold Buyer harmless from and against all claims, lawsuits, costs (including reasonable counsel fees) and liabilities which arise out of or relate to transactions or operations at the Branch on or before the Closing Date, and from any loss or damage resulting from any breach by Seller of any representation, warranty or covenant of Seller contained in this Agreement. If any claim or lawsuit is made or commenced as to which Buyer proposes to demand such indemnification, it shall notify Seller with reasonable promptness; provided, however, that any failure by Buyer to notify Seller shall not relieve Seller from its obligations hereunder, except to the extent the Seller is actually prejudiced by such failure to give notice. Seller shall have the option of defending such claim or lawsuit with counsel of its own choosing at its own cost and expense and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Buyer and any counsel designated by Buyer. Seller shall be liable for any settlement of any claim or lawsuit against Buyer made with Seller's written consent, which consent shall not be unreasonably withheld.

                  (c) Any claims for indemnification brought under this Section shall be subject to the provisions of Section 11.3.

         11.5     Counterparts.
                  ------------

                  This Agreement may be executed in any number of counterparts, each of which will constitute an original, but all of which taken together shall constitute one and the same instrument.

         11.6     Exhibits and Schedules.
                  ----------------------

                  All exhibits and schedules referred to in this Agreement shall constitute a part of this Agreement.

         11.7     Assignment.
                  ----------

                  This Agreement is not assignable by either party without the written consent of the other party, which shall not be unreasonably withheld.

         11.8     Headings.
                  --------

                  The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning of this Agreement or any of its provisions.

         11.9     Notices.
                  -------

                  Any notice under this Agreement shall be made in writing and shall be deemed given when delivered in person, when delivered by first class mail postage prepaid (in which case the notice shall be deemed given on the third Business Day following the date on which the notice is postmarked), or when delivered by facsimile transmission, which transmission also shall be sent by first class mail, postage prepaid before the second Business Day following the transmission (in which case the notice shall be deemed given on the day transmitted if transmitted before or during normal business hours or, otherwise, on the next succeeding Business Day) to the parties at the respective addresses set forth below or at such other addresses as each party shall inform the other in writing.

         If to Seller to:  Donald Ward
                           Vice President
                           First Union Corporation
                           840 Morris Avenue, 3rd Floor
                           Union, New Jersey 07083


         with a copy to:   Keith D. Lembo, Esq.
                           Senior Vice President
                           and Deputy General Counsel
                           First Union Corporation
                           One First Union Center, Leg-0630,
                           31st Floor
                           Charlotte, North Carolina 28288-0603

         If to Buyer to:   Ron Seagraves
                           Director of Corporate Development
                           Sun National Bank
                           226 Landis Avenue
                           Vineland, New Jersey  08360


         with a copy to:   Richard Fisch, Esq.
                           Malizia, Spidi, Sloane & Fisch, PC
                           1301 K Street, NW
                           Suite 700 east
                           Washington, D.C. 20005


   11.10          Expenses.
                  --------

                  Unless specifically stated to the contrary in this Agreement, each party will assume and pay for the expenses it incurs with respect to the purchase and sale of the Assets and assumption of the Liabilities under this Agreement; provided, however, that Buyer shall pay all fees and expenses associated with the regulatory application process. Each party shall be responsible for any fee payable to any agent, broker or finder acting on its behalf in this transaction.

   11.11          Public Announcements.
                  --------------------

                  Each party shall consult with the other before making any announcement or other public communication with respect to the transactions contemplated by this Agreement and shall furnish a copy of the text to the other party of the announcement or other communication.

   11.12          Governing Law; Jurisdiction.
                  ---------------------------

                  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed entirely within the State of New Jersey.

   11.13          No Third Party Beneficiaries.
                  ----------------------------

                  The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than Seller and Buyer.